SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549





                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                        Date of Report: February 13, 2003


                               Semtech Corporation
             (Exact name of registrant as specified in its charter)


       Delaware                      1-6395                95-2119684
(State or other jurisdiction of     (Commission       (IRS Employer
 incorporation or organization)     File Number)        Identification No.)


200 Flynn Road
Camarillo, California                                  93012-8790
(Address of Principal Executive Offices)               (Zip Code)


                                 (805) 498-2111
              (Registrant's telephone number, including area code)





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Item 5.    Other Events.
           ------------

           The Registrant issued the press release, filed as Exhibit 99.1 hereto, on February 13, 2003.

Item 7.    Financial Statements and Exhibits.
           ---------------------------------

Exhibit Number       Description of Document

99.1                 Press Release of the Registrant dated February 13, 2003

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 13, 2003                SEMTECH CORPORATON



                                    By: /s/   David G. Franz, Jr.
                                       ----------------------------------
                                              David G. Franz, Jr.
                                              Chief Financial Officer

                                INDEX TO EXHIBITS


Exhibit Number      Description of Document

99.1                Press Release of the Registrant dated February 13, 2003.

                                                                    Exhibit 99.1

( BW)(CA-SEMTECH-CORPORATION)(SMTC) Semtech Announces Additional $75 Million Buyback

    Business Editors

    CAMARILLO, Calif.--(BUSINESS WIRE)--Feb. 13, 2003--Semtech Corporation (Nasdaq:SMTC) today announced that its Board of Directors has authorized an additional $75 million to the Company's current buyback program. This raises the total amount authorized under the buyback program to $275 million. Since January 2001, the Company has bought back approximately $200 million in common stock and convertible subordinated notes under this program. The program authorizes the repurchase of common stock and convertible subordinated notes from time to time through open market or negotiated transactions.

    About Semtech

    Semtech Corporation is a leading supplier of analog and mixed-signal semiconductors used in a wide range of computer, industrial and communication applications. Publicly traded since 1967, Semtech is listed on the Nasdaq National Market under the symbol SMTC.

    CONTACT: Semtech Corporation
             John Baumann, 805/480-2010 (Investor Relations)